UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009 (December 28, 2009)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                         Entry Into a Material Definitive Agreement.

Background

As previously disclosed, Xfone, Inc. (“Xfone”) had entered into a Stock Purchase Agreement dated August 22, 2007 (the “NTS Purchase Agreement”) with NTS Communications, Inc. (“NTS”) and the owners of the equity interests in NTS (the “NTS Sellers”), to acquire NTS.  The NTS Purchase Agreement was subsequently amended on February 14, 2008, February 26, 2008, and April 25, 2008 (the “Third Amendment”).  Pursuant to the Third Amendment, the parties agreed to an extension of time for the calculation and payment of the post closing working capital adjustment under the NTS Purchase Agreement.

Recent Development

On December 28, 2009, Xfone and the NTS Sellers entered into a certain General Release and Settlement Agreement (the “Settlement Agreement”) in order to resolve all issues related to the calculation and determination of the final purchase price as provided in Article II of the NTS Purchase Agreement, including all issues which have been the subject of a proposed arbitration between the parties (hereinafter referred to as the “Disputed Issues”) by compromise and settlement and without resorting to potentially costly arbitration proceedings.  As consideration for this settlement, Xfone agreed to pay to the NTS Sellers a total of $310,000 (the “Settlement Amount”), payable in two equal installments of $155,000 each. The first installment shall be paid no later than ten business days after Xfone and the NTS Sellers’ representatives have each delivered a fully-executed counterpart original of the Settlement Agreement to the other side, and the second installment shall be paid no later than January 15, 2010.  Xfone's financial statements have carried the full Settlement Amount. Xfone does not expect to bear any additional expenses as a result of the Settlement Agreement.

As consideration for this settlement, (i) the NTS Sellers, their heirs, executors, administrators, agents, beneficiaries, successors and assigns, officers, directors, affiliates, employees, representatives, attorneys and insurers including those of affiliated companies, forever release and discharge Xfone, including each of Xfone’s, subsidiaries, directors, officers, affiliates, employees, agents, representatives, attorneys, successors and assigns, and insurers, and their respective past and present officers, directors, employees, agents, and attorneys, of and from any and all manner of action and actions, causes and causes of action, claims, controversies, contracts, torts, debts, damages or demands whatsoever, in law or in equity, that they have had, now have, or may in the future have, arising out of or related to the Disputed Issues; and (ii) Xfone, including each of Xfone’s directors, officers, affiliates, employees, agents, representatives, attorneys, successors and assigns, and insurers, and their respective past and present officers, directors, employees, agents, and attorneys forever releases and discharges the NTS Sellers, their heirs, executors, administrators, agents, beneficiaries, successors and assigns, officers, and directors, including those of affiliated companies, of and from any and all manner of action and actions, causes and causes of action, claims, controversies, contracts, torts, debts, damages or demands whatsoever, in law or in equity, that they have had, now have, or may in the future have, arising out of or related to the Disputed Issues.

The foregoing summary of the agreement and transaction described above is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as exhibit 10.135 to this Current Report on Form 8-K.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)           Exhibits.

Exhibit No.	Description
10.135	General Release and Settlement Agreement dated December 28, 2009 between Xfone, Inc., and the selling shareholders of NTS Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: December 29, 2009	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
10.135	General Release and Settlement Agreement dated December 28, 2009 between Xfone, Inc., and the selling shareholders of NTS Communications, Inc.